Exhibit 99.1

FOR IMMEDIATE RELEASE

County Bancorp, Inc. Announces Completion of $17.4 Million Subordinated Notes Offering

Successful capital raise underscores market opportunities and enhances capital structure

Manitowoc, WI, June 30, 2020 – County Bancorp, Inc. (NASDAQ: ICBK), the parent company for Investors Community Bank (collectively “the Company”), today announced the completion of its offering of $17.4 million in fixed-to-floating rate subordinated notes due 2030 (the “Notes”) to certain qualified institutional buyers and accredited investors in a private placement transaction. The Notes will initially bear interest at a fixed annual rate of 7.000%, for five years and will reset quarterly thereafter to the then current three-month SOFR plus 687.5 basis points. The Company may redeem the Notes on or after June 30, 2025, or at any time upon certain other specified events. The Notes have been structured to qualify initially as Tier 2 Capital for the Company for regulatory purposes. The Company intends to use the net proceeds of the offering for general corporate purposes.

“This successful capital raise reinforces County Bancorp’s value proposition and allows us to take advantage of additional market opportunities for our customers and communities,” said Tim Schneider, CEO of Investors Community Bank. “As part of our balanced capital allocation approach, we continue to monitor additional pathways to enhance shareholder value. We are pleased with the attractive pricing in the fixed income markets and the ability to strengthen our capital structure as we continue to execute against our short- and long-term strategic priorities.”

Piper Sandler & Co. acted as lead placement agent and Stephens Inc. acted as co-placement agent for the offering. Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel to County Bancorp and Vedder Price PC served as legal counsel to the placement agents.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin. The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending. We

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also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin. Our customers are served from our full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and our loan production offices in Darlington, Eau Claire, Fond du Lac and Sheboygan. Visit our Investor Relations site for details: Investors.ICBK.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com

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